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                                                                   EXHIBIT 10.17














                           THE BROWN & SHARPE SAVINGS
                  AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                (Amended and Restated Effective January 1, 1998)

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE

Article I.   Introduction...............................................   1
               1.1   Plan and Trust intended to qualify.................   1
               1.2   Purpose of Plan ...................................   1
               1.3   Effective dates....................................   1

Article II.  Definitions ...............................................   2
               2.1   "A&T Transfer Account".............................   2
               2.2   "Affiliated Company"...............................   2
               2.3   "After-Tax Contribution Account"...................   2
               2.4   "Annual Addition"..................................   2
               2.5   "Beneficiary"......................................   2
               2.6   "Board of Directors"...............................   2
               2.7   "Break in Service".................................   2
               2.8   "Change of Control"................................   2
               2.9   "Class B Stock"....................................   3
               2.10  "Code".............................................   3
               2.11  "Committee"........................................   3
               2.12  "Company"..........................................   3
               2.13  "Computation Period"...............................   3
               2.14  "Current Market Value".............................   3
               2.15  "Effective Date"...................................   3
               2.16  "Elective Contribution"............................   3
               2.17  "Elective Contribution Account"....................   3
               2.18  "Eligibility Period"...............................   3
               2.19  "Eligible Employee"................................   4
               2.20  "Employee".........................................   4
               2.21  "Employer".........................................   4
               2.22  "Employment Commencement Date".....................   4
               2.23  "Entry Date".......................................   4
               2.24  "ERISA"............................................   4
               2.25  "Hour of Service"..................................   4
               2.26  "Matching Contribution"............................   5
               2.27  "Matching Contribution Account"....................   5
               2.28  "Maternity/Paternity Absence"......................   5
               2.29  "Participant"......................................   6
               2.30  "Participating Employer"...........................   6
               2.31  "Participating Employer Contribution"..............   6
               2.32  "Participating Employer Contribution Account"......   6

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ARTICLE                                                                  PAGE

               2.34  "Plan".............................................   6
               2.35  "Plan Year" or "Limitation Year"...................   6
               2.36  "Prior Matching Contribution Account"..............   6
               2.37  "Prior Plan".......................................   7
               2.38  "Qualified Domestic Relations Order"...............   7
               2.39  "Retirement".......................................   7
               2.40  "Salary"...........................................   7
               2.41  "Share of the Trust Fund"..........................   8
               2.42  "Social Security Wage Base"........................   8
               2.43  "Stock"............................................   8
               2.44  "Total and Permanent Disability"...................   8
               2.45  "Transfer Account".................................   8
               2.46  "Trust"............................................   8
               2.47  "Trust Fund".......................................   8
               2.48  "Trustee"..........................................   8
               2.49  "Valuation Date"...................................   8
               2.50  "Vesting Period"...................................   8
               2.51  "Year of Service for Vesting"......................   9

Article III.  Administration............................................  10
               3.1   Plan Administrator.................................  10
               3.2   Powers of Committee................................  10
               3.3   Effect of Interpretation or Determination..........  11
               3.4   Examination of records.............................  11
               3.5   Nondiscriminatory exercise of authority............  11
               3.6   Reliance on tables, etc............................  11
               3.7   Named fiduciary....................................  11
               3.8   Claims and review procedures.......................  11
               3.9   Indemnification of Committee Members and
                       Assistants.......................................  12
               3.10  Costs of Administration............................  12

Article IV.   Participation.............................................  13
               4.1   Participation......................................  13
               4.2   Cessation of Participation.........................  13
               4.3   Breaks in Participation............................  13

Article V.    Contributions; Limitations................................  14
               5.1   Elective Contributions.............................  14
               5.2   Matching Contributions.............................  14
               5.3   Participating Employer Contributions...............  14
               5.4   Certain prospective adjustments in Elective
                       Contributions....................................  15

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ARTICLE                                                                  PAGE

               5.5   Excess contributions returned......................  16
               5.6   Certain limitations and adjustments pertaining to
                       Matching Contributions...........................  17
               5.7   General provisions and limitations.................  19
               5.8   Mistake of fact, etc...............................  19

Article VI.   Accounts..................................................  21
               6.1   Committee to maintain accounts.....................  21
               6.2   Adjustment of accounts.............................  21
               6.3   Treatment of forfeitures...........................  21
               6.4   Limitations........................................  21
               6.5   Reports to Participants............................  22

Article VII.  Trust Fund................................................  23
               7.1   Appointment of Trustee.............................  23
               7.2   Investment of accounts.............................  23
               7.3   Certain Investments in the Company Stock Fund......  23

Article VIII. Withdrawals...............................................  25
               8.1   Withdrawal of prior contribution...................  25
               8.2   In-Service Withdrawal from A&T Transfer Account....  25
               8.3   In-Service Withdrawal After Attaining Age 70 1/2...  25
               8.4   Hardship withdrawals...............................  25
               8.5   Order of withdrawals; adjustment...................  27

Article IX.   Loans to Participants.....................................  28
               9.1   Loans..............................................  28

Article X.    Vesting of Accounts.......................................  31
               10.1  Immediate vesting of certain Accounts..............  31
               10.2  Deferred Vesting of Participating Employer
                       Contribution Account and A&T Transfer Account....  31
               10.3  Special vesting rules..............................  32
               10.4  Changes in vesting schedule........................  32
               10.5  Forfeitures........................................  33
               10.6  Separate Account...................................  33

Article XI.   Distribution of Benefits..................................  35
               11.1  Method of making distributions.....................  35
               11.2  Direct rollovers...................................  35
               11.3  Time of distributions..............................  35

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ARTICLE                                                                  PAGE

               11.4  Latest payment of benefits.........................  36
               11.5  Distributions after a participant's death..........  37
               11.6  Notice to Trustee..................................  37
               11.7  Designation of Beneficiary.........................  38

Article XII.  Amendment and Termination ................................  40
               12.1  Amendment .........................................  40
               12.2  Binding Effect on other Participating Employers ...  40
               12.3  Termination or partial termination ................  40
               12.4  Distributions upon termination of the Plan ........  41
               12.5  Merger or consolidation of Plan; transfer
                     of Plan assets ....................................  41
               12.6  Successor employers ...............................  41
               12.7  Participating Employer ceasing to be affiliated ...  41

Article XIII.  Miscellaneous. ..........................................  43
               13.1  Voting of Stock ...................................  43
               13.2  Tender or Exchange Offers .........................  43
               13.3  Special account for rollovers, etc. ...............  45
               13.4  Certain Non-U.S. Employees ........................  45
               13.5  Limitation of rights ..............................  45
               13.6  Nonalienability of benefits .......................  46
               13.7  Payment under Qualified Domestic Relations Orders .  46
               13.8  Information between Committee and Trustee .........  46
               13.9  Governing Law .....................................  46
               13.10  Reclassification of Employees ....................  46
               13.11  Amounts transferred from other plans .............  47
               13.12  Veterans' Re-Employment and Benefits Rights ......  47

Article XIV.  Special Top Heavy Rules ..................................  48
               14.1  Special contribution for top heavy plan years .....  48
               14.2  Adjustment to limitations .........................  48
               14.3  Definitions .......................................  49

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Article I. Introduction.

     1.1 Plan and Trust intended to qualify. This Plan and its related Trust are intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Subject to the provisions of Sections 5.8 and 6.4, no part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary.

     1.2 Purpose of Plan. The purposes of the amended Plan are (1) to encourage thrift on the part of eligible employees through a program of elective savings, with certain additional Participating Employer contributions, (2) to operate this Plan as a profit-sharing plan, with or without the availability of current and accumulated earnings and profits, and (3) to provide benefits to eligible employees in the event of retirement, death, disability and certain other separations of service. The Plan is intended as an amendment, restatement and continuation of the Brown & Sharpe Savings and Retirement Plan for Management Employees as in effect prior to the Effective Date.

     1.3 Effective dates. The provisions of the restated Plan as set forth below are effective as of the date or dates set forth at Section 2.15 below.

Article II. Definitions.

     Wherever used herein, the following terms have the following meanings unless a different meaning is clearly required by context:

     2.1 "A&T Transfer Account" means that portion, if any, of a Participant's Share of the Trust Fund attributable to amounts transferred from the Brown & Sharpe Aftermarket Services, Inc. (or its predecessor) Savings and Investment Plan, and to the earnings thereon.

     2.2 "Affiliated Company" means (i) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company, (ii) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with the Company, (iii) any trade or business (other than the Company) which is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member; or
(iv) any other corporation, trade or business after the Board of Directors in its discretion declares it to be an "Affiliated Company." Solely for the purposes of Section 6.4, sections 414(b) and 414(c) of the Code will be considered modified as provided in section 415(h) of the Code.

     2.3 "After-Tax Contribution Account" means that portion, if any, of a Participant's Share of the Trust Fund attributable to the Participant's own, after-tax contributions to the Prior Plan prior to January 1, 1983, and to the earnings thereon.

     2.4 "Annual Addition" means, in the case of any Participant for any Limitation Year, the sum of all amounts contributed for such year by a Participating Employer and credited to the Participant's accounts under the Plan, including amounts, if any, returned to the Participant pursuant to Section
5.5 or Section 5.6 and the amount of any subsidy provided under Section 7.3 in respect of investments in the Company Stock Fund.

     2.5 "Beneficiary" means the person or persons entitled under Article XI to receive benefits under the Plan upon the death of the Participant.

     2.6 "Board of Directors" means the Board of Directors of the Company. The Board of Directors may allocate and delegate its fiduciary responsibilities, or may designate others to carry out its fiduciary responsibilities, in accordance with Section 405 of ERISA.

     2.7 "Break in Service" means a Vesting Period during which an Employee has completed no more than 500 Hours of Service.

     2.8 "Change of Control" means a change in control of the Company as defined in Exhibit A.

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     2.9 "Class B Stock" means the Class B Common Stock of the Company.

     2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.11 "Committee" means the committee appointed to administer the Plan in accordance with Article III.

     2.12 "Company" means Brown & Sharpe Manufacturing Company and any successor to all or a major portion of its assets or business which assumes the obligations of the Company.

     2.13 "Computation Period" means an Eligibility Period or a Vesting Period, as the context requires.

     2.14 "Current Market Value," as applied to Stock, means the closing market price on the New York Stock Exchange on the day of reference or, if the New York Stock Exchange is closed on such day, the closing price on the next preceding trading day on which shares of Stock are traded. As applied to Class B Stock, the term "Current Market Value" shall mean the fair market value of such stock as determined by the Committee.

     2.15 "Effective Date" means January 1, 1998, provided, however, that with respect to Sections 2.40, 5.4, 5.5, 5.6 and 11.4, the Effective Date shall be January 1, 1997, and that with respect to Section 13.12, the Effective Date shall be October 13, 1996.

     2.16 "Elective Contribution" means any contribution made for the benefit of a Participant under Section 5.1.

     2.17 "Elective Contribution Account" means that portion of a Participant's Share of the Trust Fund attributable to Elective Contributions (including basic and supplemental contributions under the Prior Plan) and to the earnings thereon.

     2.18 "Eligibility Period" means, with respect to an Employee, any of (i) the period of six (6) consecutive months beginning with the Employee's Employment Commencement Date, or (ii) the period of six (6) consecutive months beginning with the day following the end of the six-month period described in
(i), or (iii) the period of six (6) consecutive months beginning on any anniversary (adjusted as necessary for leap years) of the first day of the six-month period described in (i), or (iv) the period of six (6) consecutive months beginning on any anniversary (adjusted as necessary for leap years) of the first day of the six-month period described in (ii).

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     2.19 "Eligible Employee" means any Employee actively employed by a
Participating Employer, other than (a) an Employee covered by a collective bargaining agreement, unless such agreement provides for participation in the Plan, and (b) an Employee who is classified by his or her Participating Employer as a student intern or co-operative student. For the avoidance of doubt, no individual shall be considered an Eligible Employee if the individual is classified by a Participating Employer as an independent contractor (regardless of any later reclassification, whether or not retroactive), or the individual would be considered an Employee solely by reason of the leased-employee rules of section 414(n) of the Code or the second sentence of Section 2.20 unless the Employer for which he or she performs services is a Participating Employer, such Participating Employer has elected in writing to treat such individual as an Eligible Employee, and the Company has consented to such election.

     2.20 "Employee" means any individual employed by the Employer. Any person who is a "leased employee," within the meaning of section 414(n) of the Code, of an Employer shall be considered an Employee to the extent required under section 414(n) of the Code.

     2.21 "Employer" means the Company and all Affiliated Companies.

     2.22 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

     2.23 "Entry Date" means the first day of each payroll period.

     2.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

     2.25 "Hour of Service" means, with respect to any Employee,

          (1) each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer, each such hour to be credited to the Employee for the Computation Period in which the duties were performed;

          (2) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Computation Period in which such period of time occurs;

          (3) each hour not credited under (1) or (2) above for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, each such hour to be credited to the Employee for the Computation Period to which the award or agreement pertains; and

          (4) each hour not credited under (1), (2) or (3) above during a period of leave of absence (i) from the Employer for service in the armed forces of the United States if the Employee returns to work for the Employer as an Employee at a time when he or she has reemployment rights under federal law, or (ii) which, under the Family and Medical Leave Act of 1993, is required to be credited for purposes of the Plan.

Solely for purposes of determining whether an Employee has had a Break in Service, an Employee will also be credited with up to 501 Hour of Service for each noncompensated hour during a Maternity/Paternity Absence. The following special rules apply to a Maternity/Paternity Absence: (i) any Hour of Service credited under this paragraph with respect to such Absence shall be credited (a) only in the Plan Year in which the Absence begins, if the Employee would be prevented from incurring a Break in Service in such Year solely because of Hours of Service credited hereunder for such Absence, or (b) in any other case in the immediately following Plan Year; and (ii) no Hour of Service shall be credited hereunder that is also credited under another provision of this Section, except to the extent required by law.

     Hours of Service to be credited to an individual under (1), (2) and (3) above will be calculated and credited pursuant to Section 2530.200(b)-3(e) of the Department of Labor Regulations which is incorporated herein by reference, on the basis of 10 Hours of Service for each day for which the individual would be credited with at least one Hour of Service under those paragraphs above. Hours of Service to be credited to an individual under (4) above or in respect of a Maternity/Paternity Absence will be determined by the Committee with reference to the individual's most recent normal work schedule; provided, that in the case of a Maternity/Paternity Absence, if the Committee cannot so determine the number of Hours to be credited, there shall instead be credited eight (8) Hours of Service for each day of absence.

     2.26 "Matching Contribution" means any contribution made to the Trust under
Section 5.2.

     2.27 "Matching Contribution Account" means that portion of a Participant's Share of the Trust Fund which is attributable to Matching Contributions and earnings thereon.

     2.28 "Maternity/Paternity Absence" means a period of absence from the Employer for any of the following reasons:

          (a) the Employee's pregnancy;

          (b) birth of the Employee's child;

          (c) placement of a child with the Employee in connection with adoption of such child by the Employee; or

          (d) the caring for such child for a period beginning immediately following such birth or placement;

provided, however, that in order for an Employee's absence to qualify as a Maternity/Paternity Absence, the Employee must furnish the Committee with such information as the Committee may reasonably require (in such form and at such time as the Committee may reasonably require) to establish that the absence from work is an absence described hereunder and the number of days for which the absence lasted.

     2.29 "Participant" means each Eligible Employee who participates in the Plan in accordance with Article IV.

     2.30 "Participating Employer" means (a) the Company, and (b) each Affiliated Company which has adopted the Plan with the consent of the Company.

     2.31 "Participating Employer Contribution" means any contribution made to the Trust under Section 5.3.

     2.32 "Participating Employer Contribution Account" means that portion of a Participant's Share of the Trust Fund attributable to Participating Employer Contributions, and to the earnings thereon.

     2.33 "Period of Service for Participation" means, with respect to an Employee, an Eligibility Period during which the Employee is credited with 500 or more Hours of Service. For purposes of this Section 2.34: (i) service performed for Digital Electronics Automation Company shall be credited as service for the Employer, provided, however, that no individuals shall participate in the Plan before April 1, 1995, solely on account of the application of this clause; and (ii) service performed for Brown & Sharpe Aftermarket Services, Inc. (or its predecessor) shall be credited as service for the Employer, provided, however, that no individuals shall participate in the Plan before July 21, 1997, solely on account of the application of this clause.

     2.34 "Plan" means The Brown & Sharpe Savings and Retirement Plan for Management Employees as set forth herein, together with any and all amendments and supplements hereto.

     2.35 "Plan Year" or "Limitation Year" means the calendar year.

     2.36 "Prior Matching Contribution Account" means that portion, if any, of a Participant's Share of the Trust Fund which is attributable to Participating Employer matching contributions under the Prior Plan as in effect prior to January 1, 1987, and the earnings thereon.

     2.37 "Prior Plan" means the Brown & Sharpe Savings and Retirement Plan for Management Employees as in effect prior to the Effective Date, and includes the Brown & Sharpe Fund as in effect prior to January 1, 1987.

     2.38 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which is determined by the Committee to:

          (a) relate to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

          (b) be made pursuant to a State domestic relations law (including a community property law);

          (c) constitute a "qualified domestic relations order" within the meaning of Code Section 414(p) and ERISA Section 206(d)(3)(B), as added by the Retirement Equity Act of 1984; and

          (d) be entered on or after January 1, 1985.

     In addition, any judgment, decree or order which is determined to have satisfied the requirements of (a) and (b) above, and which is entered prior to January 1, 1985 may be treated as a Qualified Domestic Relations Order by the Committee. A judgment, decree or order which is determined to have satisfied the requirements of (a) and (b) above shall not be deemed to fail to satisfy (c) above merely because it requires payment to an alternate payee prior to the Participant's "earliest retirement age" (as that term is defined in Section 414(p) of the Code and ERISA section 206(d)(3)).

     2.39 "Retirement" means (i) separation from service (for any reason other than death or a Total and Permanent Disability) on or after attainment of age 65, or (ii) if the Participant has at least ten (10) Years of Service for Vesting, separation from service (for any reason other than death or a Total and Permanent Disability) on or after attainment of age 55.

     2.40 "Salary" means gross compensation received during the period at issue for services rendered to a Participating Employer while a Participant, including any amount that would have been received by the individual from a Participating Employer while a Participant but for elections under Code sections 125 and 401(k), but excluding any amounts which are excludable from the definition of compensation under Code section 415 and the Treasury regulations promulgated thereunder. For purposes of determining the status of an individual as a highly compensated Employee or a key employee, "Salary" shall include such amounts determined pursuant to the preceding sentence, but with respect to services rendered to the Company or any Affiliated Company and without regard to whether the individual is a Participant hereunder. Notwithstanding the foregoing, for purposes of Sections 5.4, 5.5 and 5.6, "Salary" means compensation determined pursuant to a definition acceptable under Code section 414(s) and the Treasury regulations thereunder, as determined by the Committee.

         Salary shall include only Salary (as defined in the preceding paragraph) that is actually paid to the Participant during the applicable Plan Year (or that would have been so paid absent reduction pursuant to a Salary reduction agreement under Article V) and shall be limited for purposes of the Plan to $160,000 (or such larger amount as the Secretary of the Treasury may determine under Section 401(a)(17) of the Code) for any Plan Year.

     2.41 "Share of the Trust Fund" means, in the case of each Participant, that portion of the Trust's assets which is allocated to the accounts maintained on behalf of the Participant under the Plan.

     2.42 "Social Security Wage Base" means the contribution and benefit base under Section 230 of the Social Security Act as from time to time in effect.

     2.43 "Stock" means the Class A Common Stock of the Company.

     2.44 "Total and Permanent Disability" means a mental or physical impairment that entitles the individual to Social Security disability benefits, based on such evidence as the Committee may require.

     2.45 "Transfer Account" means that portion of a Participant's Share of the Trust Fund, if any, attributable to amounts transferred under the Prior Plan for the benefit of the Participant to the Trust from the trust associated with the Brown & Sharpe Manufacturing Company Retirement Plan for Management Employees in connection with the termination of such plan.

     2.46 "Trust" means the trust or trusts established by the Company in connection with the Plan under an agreement between the Company and the Trustee, together with any and all amendments thereto.

     2.47 "Trust Fund" means the property held in trust by the Trustee for the benefit of Participants, former Participants and their Beneficiaries.

     2.48 "Trustee" means the person or person appointed as Trustee pursuant to
Section 7.1, any successor trustee or trustees, and any additional trustee or trustees.

     2.49 "Valuation Date" means each day during which trading occurs on the New York Stock Exchange, or such other day as the Committee may designate.

     2.50 "Vesting Period" means the Plan Year.

     2.51 "Year of Service for Vesting" means, with respect to any Employee, a Vesting Period during which the Employee has completed 1,000 or more Hours of Service. Employees who participated in the Prior Plan as of January 1, 1983 shall be granted one (1) Year of Service for Vesting for the Plan Year ended December 31, 1982 regardless of the number of Hours of Service completed in such Plan Year. For purposes of this Section 2.51, service performed for Digital Electronic Automation Company or Brown & Sharpe Aftermarket Services, Inc. (or its predecessor) shall be credited as service for the Employer.

     All pronouns used in the Plan that are gender-specific are intended to include the opposite gender, unless the context dictates otherwise.

Article III. Administration.

     3.1 Plan Administrator. For purposes of ERISA, the plan administrator shall be the Company. To administer the Plan, the Company, through its Board of Directors, has established a Committee, consisting of at least three individuals appointed from time to time by the Board of Directors, to serve at its pleasure. Participants may be appointed to serve as members of the Committee at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving on the Committee will receive any compensation for such services.

     The Committee may adopt by-laws and regulations for the conduct of its affairs and may appoint one of its members chairman. It may also appoint a secretary and one or more other agents, none of whom need be a member of the Committee. Any determination of the Committee may be made by a majority of the Committee at a meeting thereof or without a meeting by a resolution or memorandum signed by all the members. The Committee may authorize one or more of its members, officers or agents to sign on its behalf any instructions of the Committee to the Trustee, and the Trustee will be fully protected in acting thereon.

     Any individual serving on the Committee who is a Participant will not vote or act on any matter relating solely to himself.

     3.2 Powers of Committee. The Committee will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Committee's power will include, but will not be limited to, the following authority:

          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

          (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on any Employee, former Employee, Participant, former Participant and Beneficiary;

          (c) to decide all questions and ambiguities concerning the Plan and the eligibility of any person to participate in the Plan;

          (d) to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

          (e) to authorize the payment of benefits;

          (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulation;

          (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan; and

          (h) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA.

     3.3 Effect of Interpretation or Determination. Any interpretation of the Plan or other determination with respect to the Plan by the Committee shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Committee acted arbitrarily or capriciously.

     3.4 Examination of records. The Committee will make available to each Participant such of its records as pertain to him or her, for examination at reasonable times during normal business hours.

     3.5 Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Committee is required, the Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     3.6 Reliance on tables, etc. In administering the Plan, the Committee will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Committee.

     3.7 Named fiduciary. The Committee will be a "named fiduciary" for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.

     3.8 Claims and review procedures.

          (a) Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

          (b) Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or the person's duly authorized representative, may (i) file a written request with the Committee for a review of the denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

     3.9 Indemnification of Committee Members and Assistants. The Company agrees to indemnify and defend to the fullest extent of the law, any Employee or former Employee (a) who in good faith serves or has served as a member of the Committee, (b) who has been appointed to assist the Committee in administering the Plan, or (c) to whom the Committee has delegated any of its duties or responsibilities, against any liabilities, damages, costs and expenses including attorneys' fees or liability, including any sum paid in settlement of any claim with the approval of the Board of Directors, arising out of any act or omission to act in connection with the Plan, excepting only willful misconduct.

     3.10 Costs of Administration. To the extent consistent with ERISA, all reasonable costs and expenses incurred by the Committee or members thereof in administering the Plan will be paid by the Plan, unless otherwise paid by the Company. The compensation of all agents, counsel or other persons retained or employed by the Committee shall be fixed by the Committee, subject to the approval of the Board of Directors, and shall be paid in the same manner as provided in the preceding sentence.

Article IV. Participation.

     4.1 Participation. Each Eligible Employee who was eligible to receive Participating Employer Contributions under the Plan as in effect on the day before the Effective Date will continue to be a Participant for purposes of
Section 5.3 on and after the Effective Date, subject to Section 4.2 below. Each other Eligible Employee will become a Participant for purposes of Section 5.3 on the first administratively practicable Entry Date coinciding with or next following his or her completion of a Period of Service for Participation, provided that he or she is an Eligible Employee on that Entry Date.

     For all other purposes of the Plan, an Eligible Employee will become a Participant on the day on which he or she first performs an Hour of Service as an Eligible Employee.

     4.2 Cessation of Participation. In general, a Participant will cease to be a Participant as of the earlier of (a) the date on which he or she ceases to be an Eligible Employee, and (b) the date on which the Plan terminates. Notwithstanding the preceding sentence, an individual will continue to be treated as a Participant for purposes of Articles VI, VIII, IX, X and XI until such time as the Participant's Share of the Trust Fund has been completely forfeited or distributed.

     4.3 Breaks in Participation. If a Participant ceases to be a Participant pursuant to Section 4.2(a) and thereafter returns to the employ of a Participating Employer, he or she will again become a Participant on the day (if prior to the date described in Section 4.2(b)) on which he or she performs an Hour of Service as an Eligible Employee.

Article V. Contributions; Limitations.

     5.1 Elective Contributions. For each pay period a Participating Employer will contribute to the Trust for the benefit of each Participant employed by such Participating Employer an amount equal to the amount by which the Participant's Salary for such period was reduced pursuant to the Salary reduction agreement then in effect between the Participant and the Participating Employer. Contributions made pursuant to this Section 5.1 will be paid to the Trustee as soon as the contributions can be reasonably segregated from the general assets of the Participating Employer, but in no event later than the fifteenth business day of the month following the month during which the Salary to which such contributions relate is paid, and will be credited to the Participant's Elective Contribution Account in accordance with the provisions of
Section 6.2.

     For purposes of the Plan, "Salary reduction agreement" means an agreement between a Participant and a Participating Employer that satisfies the requirements of this paragraph. Each such agreement shall provide for (i) reduction of the Participant's Salary by a percentage elected by the Participant subject to such limitations and procedures as the Committee may prescribe, and
(ii) an equivalent contribution to the Trust by the Participating Employer pursuant to this Section 5.1. Each Salary reduction agreement will be effective as of the first pay period commencing after the agreement is received by the Committee, or as soon as administratively practicable thereafter. Each such agreement will be (A) irrevocable while the agreement is in effect with respect to Salary already earned, but (B) revocable as provided in the following sentence with respect to Salary not yet earned. Subject to such limitations and procedures as the Committee may prescribe, a Participant may elect to increase or decrease the amount by which his or her Salary is to be reduced with respect to future pay periods, or to suspend or revoke a Salary reduction agreement with respect to future pay periods, by giving notice pursuant to procedures established by the Committee.

     5.2 Matching Contributions. For each pay period, a Participant's Participating Employer shall contribute to the Trust for the Participant's benefit Matching Contributions in an amount equal to a percentage (which may be zero) (the "matching percentage") of the aggregate Elective Contributions, if any, made for the pay period for the Participant's benefit. For purposes of the preceding sentence, Elective Contributions for any pay period in excess of 6% of the Participant's Salary for such pay period shall be disregarded. Except as the Board of Directors may otherwise determine, the matching percentage for any pay period shall be twenty-five (25%) percent.

     5.3 Participating Employer Contributions. The Participating Employers shall contribute to the Trust, in addition to amounts (if any) contributed under Sections 5.1 and 5.2, their allocable share (as determined by the Committee) of an amount equal to the sum of (a) four (4%) percent of each eligible Participant's Salary for such Plan Year to the extent such Salary does not exceed the Social Security Wage Base as in effect at the beginning of the Year, plus (b) eight (8%) percent of each eligible Participant's Salary for such Plan Year in excess of the Social Security Wage Base. The Board of Directors may provide for any Plan Year that the rates of contribution under (a) and (b) above shall be less or more than four and eight percent, respectively, or that no contributions shall be made under this Section 5.3; provided, that in each case the relative rates of contribution under this Section 5.3 for any Plan Year must satisfy the requirements of Section 401(l) of the Code. Contributions under this Section 5.3 shall be made as soon as practicable following the close of each Plan Year and shall be allocated in accordance with Section 6.2.

     For purposes of this Section 5.3, a Participant shall be considered an "eligible Participant" for any Plan Year if he or she (i) is a Participant on the last day of the Plan Year or separated from service on account of Retirement, death or Total and Permanent Disability during the Plan Year, and
(ii) is (or, in the case of death, Retirement or Total and Permanent Disability during the Plan Year, was at the time of such death, Retirement or Total and Permanent Disability) employed by a Participating Employer designated by the Board of Directors as participating in the program of Participating Employer Contributions described in this Section.

     Only those Participating Employers which are so designated shall make Participating Employer Contributions in accordance with the provisions of this Section.

     5.4  Certain prospective adjustments in Elective Contributions.

          (a) If at any time during a Plan Year the Committee determines that the nondiscrimination standard of Code section 401(k)(3), hereby incorporated by reference and described below, may not be satisfied (or that the limitations set forth in Section 6.4 may be exceeded) by reason of excessive Elective Contributions made or to be made for such Year, the Committee may decrease the rate of future contributions under Section 5.1 for the Plan Year to the extent it deems such a decrease to be necessary or appropriate to satisfy or meet the aforesaid standard or limitations (or both). In the event of any such decrease in a contribution made for the benefit of any Participant, the amount by which the Participant's Salary is reduced will be appropriately adjusted.

          (b) The nondiscrimination standard referred to in the preceding paragraph will be satisfied for a Plan Year if either of the following tests is satisfied: (i) the average of the ratios of all Elective Contributions to Salary ("Deferral Ratios") for the Plan Year for all highly compensated Participants does not exceed the product of 1.25 times the average of the Deferral Ratios for the Plan Year (or the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants

     (including those Participants who do not make an election under Section 5.1), or (ii) the excess of the average of the Deferral Ratios for the Plan Year for all highly compensated Participants over the average of the Deferral Ratios for the Plan Year (or the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants is not more than two percentage points, and the average of the Deferral Ratios for the Plan Year for all highly compensated Participants does not exceed the product of two times the average of the Deferral Ratios for the Plan Year (or the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants.

          For purposes of these tests, "highly compensated Participants" for the Plan Year includes only those Participants who would be considered highly compensated employees under section 414(q) of the Code after applying the "top-paid group" (rule of Code section 414(q)(1)(B)(ii)).

          In the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4) or 401(b) only if aggregated with one or more other plans with the same plan year, or if one or more of the plans with the same plan year satisfy such Code sections only if aggregated with the Plan, then this
     Section 5.4 shall be applied by determining the deferral ratios as if as such plans were a single plan, provided that each such plan uses the same "current year" or "prior year" testing method. Also, if, in addition to this Plan, a highly compensated Participant for the Plan Year is eligible to have elective deferrals (including qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under any other cash or deferred arrangement described in Code section 401(k) and maintained by the Employer, the highly compensated Participant's Deferral Ratio shall be determined as if the additional elective deferrals, if any, are made under this Plan.

          (c) If the Committee determines pursuant to this Section 5.4 to decrease the rate of contributions under Section 5.1 in order to satisfy the nondiscrimination standard described above, any such decrease shall be affected by a method determined by the Committee in its discretion to satisfy the nondiscrimination requirement described in this Section 5.4.

          (d) If the Committee requires a decrease in the rate of Elective Contributions in order to meet the requirements of Section 6.4 with respect to any Participant, only those contributions which would have been made for the benefit of the Participant will be decreased.

          (e) The Plan shall be tested under the "current year" testing method for the Plan Year beginning January 1, 1997, and shall be tested under the "prior year" method for the Plan Year beginning January 1, 1998 and each year thereafter unless otherwise elected by the Committee consistent with procedures and guidance issued by the Internal Revenue Service.

     5.5 Excess contributions returned. If, notwithstanding the adjustments described in Section 5.4, the Committee determines that the nondiscrimination standard of Code section 401(k)(3), described in Section 5.4, will not be (or has not been) satisfied for such Year, excess contributions (as hereinafter defined) for such Year shall be returned to Participants within 2 1/2 months after the close of the Plan Year, in accordance with and subject to the following rules:

          (a) No return of contributions pursuant to this Section shall be effected except in accordance with section 401(k)(8) of the Code.

          (b) The Committee shall determine the excess Elective Contribution attributable to each highly compensated Participant by (i) first, treating Elective Contributions made on behalf of all highly compensated Participants as having been reduced in the order of the Participants' respective Deferral Ratios, beginning with the largest such Ratio, until the Deferral Ratios for the highly compensated Participants (as so reduced) would satisfy the nondiscrimination standard of Section 5.4(b) above, and
     (ii) second, aggregating the excess contributions determined under clause
     (i). The Committee shall then cause an amount equal to the aggregate amount of such excess to be distributed to highly compensated Participants as follows: (A) first, highly compensated Participants shall be ranked in descending order based on the amounts of Elective Contributions that were contributed to the Plan for their benefit; and (B) second, there shall be distributed to the Participant with the highest dollar amount of Elective Contributions the amount required to cause that Participant's undistributed Elective Contributions to equal the dollar amount of the Elective Contributions for the benefit of the highly compensated Participant with the next highest dollar amount of Elective Contributions. These steps shall be repeated until the aggregate amount of Elective Contributions so distributed equals the aggregate amount of excess Elective Contributions determined under the first sentence of this Section 5.5(b). There shall be distributed together with any Elective Contributions that are returned under this subsection earnings attributable to such contributions, as determined by the Committee in a manner consistent with applicable regulations.

          (c) Elective Contributions for the benefit of a Participant which are returned as a result of this Section shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time the Elective Contributions are returned.

     5.6  Certain limitations and adjustments pertaining to Matching
          Contributions.

          (a) In general. Matching Contributions made under the Plan and any subsidy provided pursuant to Section 7.3 (together, "Matching Amounts") are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

          (b) Limits. In addition to the limitations of Section 5.7, Matching Amounts for any Plan Year shall be limited so that the nondiscrimination standard described in this subsection is satisfied. The nondiscrimination standard described in this subsection is satisfied if and only if

                    (i) either (A) the average of the ratios of all Matching
               Contributions to Salary (the "Contribution Ratios") for the Plan Year for all highly compensated Participants does not exceed 1.25 times the average of the Contribution Ratios for the Plan Year (of the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants, or (B) the excess of the average of the Contribution Ratios for the Plan Year for all highly compensated Participants over the average of the Contribution Ratios for the Plan Year (of the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants is not more than two percentage points, and the average of the Contribution Ratios for the Plan Year for all highly compensated Participants does not exceed the product of two times the average of the Contribution Ratios for the Plan Year (of the preceding Plan Year, as applicable) for all Participants other than highly compensated Participants; and

                    (ii) after taking into account Elective Contributions made for the Plan Year for the benefit of highly compensated Participants, the so-called "multiple use" limitations of Treasury regulation section 1.401(m)-2 have not been exceeded.

     For purposes of these determinations, "highly compensated Participants" has the same meaning as in Section 5.4. Elective Contributions not applied to satisfy the Code section 401(k)(3) limits described in Section 5.4 above may be treated as Matching Amounts for purposes of the limitations described in this Section to the extent permitted by Treasury regulation section 1.401(m)-1(b)(5). In the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the ratios of Matching Amounts to Salary as if all such plans were a single plan, provided that each such plan uses the same "current year" or "prior year" method of testing described above. The Plan shall be tested under the "current year" testing method for the Plan Year beginning January 1, 1997, and shall be tested under the "prior year" method for the Plan Year beginning January 1, 1998 and each year thereafter unless otherwise elected by the Committee consistent with procedures and guidance issued by the Internal Revenue Service.

          (c) Adjustments; return. Notwithstanding Section 5.2 above, if the amount determined to be contributed to the Trust for any Plan Year as Matching Amounts would result in a failure to satisfy the limitations of paragraph (b) above, then the Matching Amounts to be contributed to the Trust for the benefit of highly compensated Participants shall be reduced in such manner and to such extent as the Committee determines to be necessary to satisfy such limitations. If, notwithstanding such precautions, Matching Amounts made to the Trust for a Plan Year exceed the limitations of paragraph (b) above, the excess of such contributions shall be determined and distributed as follows. First, the amount of excess shall be determined by treating Matching Amounts made for the benefit of highly compensated Participants as having been reduced in the order of their respective Contribution Ratios, beginning with the largest such ratio, until the Contribution Ratios for the highly compensated Participants (as so reduced) would satisfy the nondiscrimination standard of Section 5.6(b) above. Second, the amount of the excess contributions determined under the preceding sentence shall be aggregated. Third, the aggregate excess amount so determined shall be distributed by (i) ranking highly compensated Participants in descending order based on the amounts of Matching Amounts made for their benefit, and (ii) then distributing to the Participant with the highest dollar amount of such contributions the amount necessary to cause the undistributed portion of such contributions to equal the dollar amount of Matching Amounts for the benefit of the highly compensated Participant with the next highest amount of such contributions, and so forth until the entire aggregate excess amount of Matching Amounts has been distributed. Any distributions made pursuant to the preceding sentence shall consist first of Matching Contributions, then, to the extent necessary, any subsidy under Section 7.3, and only then any other contributions treated as Matching Amounts. There shall be distributed together with any amounts distributed under the preceding sentences earnings attributable to such amounts, as determined by the Committee in a manner consistent with applicable regulations. Any excess Matching Amounts distributed in accordance with this subsection shall nevertheless be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415.

     5.7 General provisions and limitations. In no event will the sum of a Participating Employer's contributions under Sections 5.1, 5.2 and 5.3 for any Plan Year (a) exceed the maximum amount which is permitted to be deducted for federal income tax purposes, including amounts deductible under the carryover provisions of the Code, or (b) be in an amount which would cause the Annual Addition for any Participant to exceed the amount permitted under Section 6.4. Contributions under the Plan are conditioned on their deductibility under section 404 of the Code. In no event shall the sum of the Elective Contributions made for the benefit of any Participant under Section 5.1 for any calendar year exceed $10,000 (or such higher amount as may be in effect for such year under section 402(g)(1) of the Code).

     5.8 Mistake of fact, etc. If a contribution to the Trust is,

          (a) made by reason of a good faith mistake of fact, or

          (b) believed in good faith to be deductible under section 404 of the Code, but the deduction is disallowed,

the Trustee shall, upon request by the Participating Employer making the contribution, return the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. If the Trust has suffered a net loss since the time of the excess contribution, the amount returned shall be reduced by the portion of the net loss attributable to the excess contribution.

     If the excessive amount described in the preceding paragraph has been credited to the accounts of Participants, the amount returned under this Section
5.8 shall be subtracted from each Participant's Share of the Trust Fund in proportion to the portion of the excess amount allocated to the Participant. However, if, as a result of distributions from the Trust, a Participant's Share of the Trust Fund is less than the amount to be subtracted from it under the preceding sentence, the amount returned shall be reduced by the difference, and the accounts of other Participants shall not be further adjusted under the preceding sentence. In no event shall the return of a contribution hereunder cause any Participant's Share of the Trust Fund to be reduced to less than it would have been had the mistaken or nondeductible amount not been contributed.

     No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

Article V1. Accounts.

     6.1 Committee to maintain accounts. The Committee will establish and maintain on its books for each Participant an Elective Contribution Account, a Participating Employer Contribution Account, a Matching Contribution Account and such other accounts or sub-accounts as it deems necessary or desirable to fulfill the provisions of the Plan (including, if applicable, an After-Tax Contribution Account, a Prior Matching Contribution Account, and a Transfer Account).

     6.2 Adjustment of accounts. The Committee will, with respect to the accounts maintained under Section 6.1 for each Participant,

          (a) First, as of each Valuation Date, reduce the Participant's accounts by the aggregate amount of all distributions, forfeitures and withdrawals made with respect to the Participant since the preceding Valuation Date;

          (b) Second, as of each Valuation Date, adjust the balance of such accounts to reflect the current fair market value of the Trust assets;

          (c) Third, with respect to each pay period and as of the Valuation Date coinciding with or next following the date such contributions are deposited in the Trust, credit the Participant's Elective Contribution Account with the Elective Contributions (if any) and the Participant's Matching Contribution Account with the Matching Contributions (if any) made for the Participant's benefit for such pay period;

          (d) Fourth, as of the last Valuation Date in each Plan Year, credit the Participant's Participating Employer Contribution Account with the Participating Employer Contributions (if any) made in respect of such Participant for such Plan Year.

     6.3 Treatment of forfeitures. If a Participant forfeits any interest in the Trust Fund as provided under Section 10.5 below, the amount of the forfeiture will be applied toward Matching Contributions under Section 5.2 (if any) for the Plan Year, with any excess applied toward Participating Employer Contributions for such Year, if any. If any excess remains after application of the preceding sentence, the excess shall be applied first toward the correction of any errors in allocation, the determination of benefit amounts or the execution of benefit payments, and then toward the payment of Plan expenses in accordance with
Section 3.10. If any excess still remains after application of the preceding sentences, it shall be allocated in the same manner as Participating Employer Contributions.

     6.4 Limitations. Each Plan Year, the requirements of Code section 415, hereby incorporated by reference into the Plan, shall apply to limit contributions under the Plan.

          (a) Order of reduction. To the extent necessary to satisfy the limitations of Code Section 415 for any Participant, the Annual Addition which would otherwise be made on behalf of a Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and before the Participant's Annual Addition is reduced under any other defined contribution plan.

          (b) Correction of excess Annual Addition. The Committee, to the extent necessary to satisfy the foregoing limitations in the case of any Participant, shall: (i) first, reduce any future contributions remaining to be made for the Limitation Year for the benefit of the Participant; (ii) second, if a reduction is necessary in respect of amounts already contributed, return to the affected Participant his or her Elective Contributions while transferring any related Matching Contributions (and earnings) to a suspense account within the Plan, to be applied or allocated as hereinafter provided; and (iii) if a further reduction is necessary, transfer any Participating Employer Contributions (and earnings) for the benefit of the Participant to a suspense account within the Plan, to be applied or allocated as hereinafter provided. Amounts held in a suspense account pursuant to the preceding sentence shall be used to reduce Matching Contributions for the benefit of the effected Participant during the next Limitation Year (and succeeding Limitation Years, if any), provided the Participant is an Eligible Employee. If the Participant ceases to be an Eligible Employee, any amount remaining in such suspense account shall be applied toward Matching Contributions for remaining Participants. If for any Plan Year a Participating Employer Contribution but no Matching Contribution is made to the Trust, any amounts that would have been applied under this Section to Matching Contributions shall instead be applied to reduce Participating Employer Contributions.

     6.5 Reports to Participants. The Committee, at least quarterly, will determine each Participant's Share of the Trust Fund and will report the same in writing to the Participant concerned.

Article VII. Trust Fund.

     7.1 Appointment of Trustee. The Board of Directors will appoint one or more persons (including, in the Board of Directors' discretion, banks or other institutions as well as natural persons) to act as Trustee under the Plan, and at any time may remove and appoint a successor to any such person or persons. The Company may, without reference to any Participant or other party in interest, enter into a trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan, including designations of investment counsel to direct the Trustee in the investment and reinvestment of the Diversified Fund and/or the Guaranteed Interest Fund created hereunder.

     7.2 Investment of accounts. All contributions to the Trust and all investments held thereunder will be held by the Trustee in the Trust Fund. All Participant accounts under the Plan shall be invested in one or more investment options made available from time to time by the Company for this purpose. The Plan is intended to qualify, to the maximum extent possible taking into account the other provisions of the Plan, as an "ERISA section 404(c) plan" within the meaning of regulations issued pursuant to such section. Participants shall have the opportunity, at least once in any 3-month period, to give investment instructions to the Committee (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the investment options. The Committee shall be obligated to comply with such instructions except as otherwise provided in the ERISA section 404(c) regulations. The Committee shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions may be made or changed, and the dates as of which they shall be effective, in a manner consistent with the foregoing. By failing to submit a completed investment election form or otherwise affirmatively directing the initial investment of his or her accounts, a Participant shall be deemed to elect that contributions shall be contributed to The Brown & Sharpe Stable Value Fund. The Committee shall be the fiduciary identified to furnish the information contemplated by ERISA section 404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Committee under this Section 7.2.

     7.3 Certain Investments in the Company Stock Fund. Effective as to Elective Contributions (but not Participating Employer or Matching Contributions or existing account balances, from wherever derived) directed to be invested in the Company Stock Fund, the following special rules shall apply:

          (a) At the Company's election, either (i) such Elective Contribution shall be invested in Stock purchased from the Company at a price equal to 80 percent of Current Market Value, or (ii) the Participant's Employer shall contribute to the Trust, together with the Elective Contributions, a supplemental cash payment in an amount which, when added to the Elective Contributions and applied toward the purchase of Stock at Current Market Value, results in the purchase of the same number of shares of Stock as would have been purchased under (i).

          (b) Notwithstanding Section 7.2 above, amounts invested in Stock pursuant to this Section 7.3 shall remain invested in the Company Stock Fund for not less than 12 months, subject, however, to Section 5.6, Section 9.1(g), or unless the Trust or the Common Stock Fund sooner terminates.

Article VIII. Withdrawals.

     8.1 Withdrawal of prior contributions. Any Participant who was a Participant in the Prior Plan prior to January 1, 1983, may withdraw all or any part of that portion of his or her Share of the Trust Fund attributable to his or her After-Tax Contribution Account, the value of such portion to be determined as of the Valuation Date coinciding with or immediately preceding the date of the withdrawal. A request for a withdrawal under this Section 8.1 shall be made in compliance with such rules and procedures as may be established by the Committee.

     8.2 In-Service Withdrawal from A&T Transfer Account. A Participant who is an Employee and who has attained age 59 1/2 may withdraw all or any part of the vested portion of his or her Share of the Trust Fund attributable to his or her A&T Transfer Account, the value of such portion to be determined as of the Valuation Date coinciding with or immediately proceeding the date of the withdrawal. A request for a withdrawal under this Section 8.2 shall be made in compliance with such rules and procedures as may be established by the Committee.

     8.3 In-Service Withdrawal After Attaining Age 70 1/2. A Participant who is an Employee and who has attained age 70 1/2 may, once each calendar year, withdraw his or her Share of the Trust Fund, the value to be determined as of the Valuation Date coinciding with or immediately proceeding the date of the withdrawal. A request for a withdrawal under this Section 8.3 shall be made in compliance with such rules and procedures as may be established by the Committee.

     8.4 Hardship withdrawals.

          (a) Any Participant who has demonstrated to the satisfaction of the Committee that he or she has suffered an immediate and heavy financial need as defined in this paragraph (a) may request a withdrawal from his or her Share of the Trust Fund of any sum not in excess of his or her cumulative Elective Contributions (determined as of the Valuation Date coinciding with or immediately preceding the date of the withdrawal) reduced by the amount of previous distributions made pursuant to this Section 8.4. A request for withdrawal under this Section 8.4 shall be made in accordance with such rules and procedures as may be established by the Committee. Such request shall set forth the facts establishing the existence of the hardship and the amount requested. In addition to such request, the Committee may require such other information, in form satisfactory to the Committee, as it deems necessary to discharge its responsibilities pursuant to this
     Article VIII. Upon receipt of such a request, the Committee will determine whether an immediate and heavy financial need exits; if the Committee determines that such a need does exist, it will further determine what portion of the amount requested by the Participant is required to relieve the financial need and will direct the Trustee to distribute to the Participant in a single lump sum the amount so determined to be required. For purposes of this Section, a distribution will be deemed to be on account of an immediate and heavy financial need if the distribution is on account of:

               (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, his or her spouse or a dependent of the Participant, or

               (ii) payment of tuition for the next 12 months of post-secondary education of the Participant or the Participant's spouse, children or dependents, or

               (iii) the purchase (excluding mortgage payments) of a principal residence for the Participant, or

               (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b) For purposes of this Section, a distribution will be treated as an "amount necessary to relieve the financial need" if

               (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution),

               (ii) the Participant has obtained all distributions (if any) available under this and all other qualified retirement plans maintained by the Employer (other than hardship withdrawals), and

               (iii) the Participant has obtained all nontaxable loans currently available under Article IX and under all other qualified plans of the Employer.

          (c) Any Participant making a withdrawal under this Section shall be ineligible to have Elective Contributions (or any other contributions described in Code section 402(g)(3)) made to the Plan or to any other qualified or nonqualified plans of deferred compensation of the Employer (other than health or welfare benefit plans) for a 12-months period following the Valuation Date as of which the withdrawal is effective. Such 12-month period shall begin as of the first pay period following such hardship withdrawal as is administratively practicable. In addition, for the Plan Year following the year the hardship withdrawal is effective, no Elective Contributions (and any other contributions described in Code section 402(g)(3)) shall be made for the benefit of the Participant to the Plan or to any other qualified retirement plan maintained by the

     Employer for such Year in excess of the applicable limit in effect under
     Section 402(g)(1) of the Code for such Year reduced by the aggregate amount of Elective Contributions (and any other contributions described in Code section 402(g)(3)) made for the benefit of the Participant to all other qualified retirement plans maintained by the Employer for the Plan Year in which the hardship withdrawal is effective.

     8.5 Order of withdrawals; adjustments. Amounts withdrawn pursuant to this
Article VIII in the case of any Participant will be taken pro rata from each of the investment options in which the Participant's Share of the Trust Fund is invested (determined as of the Valuation Date coinciding with or immediately preceding the date of the withdrawal).

Article IX. Loans to Participants.

     9.1 Loans. Upon the request of a Participant on a form and in a manner approved or prescribed by the Committee, the Committee may direct the Trustee to make a loan from the Plan to such Participant, subject to the following conditions:

          (a) The Committee shall determine the time or times each year when loans shall be made available to Participants, and shall formulate such rules and procedures as it deems appropriate relating to such loans including such terms as may from time to time be specified by the Committee in accordance with this Article IX. Any written procedures developed by the Committee shall become part of this Plan.

          (b) The amount of any loan (the "subject loan"), together with the aggregate amount of principal and accrued interest owed by the Participant with respect to any prior loans from the Trust, shall not exceed the least of:

               (i) $50,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which the subject loan is made, over (B) the outstanding balance of loans from the Plan to the Participant on the date on which the subject loan is made; or

               (ii) one-half of the vested portion of that part of the Participant's Share of the Trust Fund.

          For purposes of this Section 9.1(b), the value of a Participant's account shall be determined as of the Valuation Date immediately preceding the date the loan is approved. A loan shall not be available under the Plan unless the loan (determined after applying the limitations described above) is at least $1,000.

          For purposes of this Article IX, a former Participant, an individual described in Section 13.3 or 13.12, and a Beneficiary of a Participant shall be treated as a Participant only to the extent required by applicable regulations issued by the Department of Labor.

          (c) Each loan must be evidenced by a note and must be secured by not more than 50% of the Participant's nonforfeitable interest in his or her Share of the Trust Fund, including as part of such security the note evidencing the loan. The amount of the loan shall bear interest at an annual percentage interest rate to be fixed by the Committee. In determining the interest rate, the Committee shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Committee shall make such determination through consultation with one or more lending institutions, as the Committee deems appropriate. Loans granted at different times may bear different interest rates. In the event of any default by a Participant under the note evidencing any loan under this Section 9.1(c), the unpaid principal of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant's Share of the Trust Fund, subject to the following restriction: in no event shall the Committee apply the Participant's Share of the Trust Fund to satisfy the Participant's loan obligation, whether or not the Participant is in default, unless and until the amount so applied could be distributed in accordance with Article XI of the Plan or withdrawn in accordance with Article VIII of the Plan.

          (d) Each such loan made to a Participant who is an Employee shall be repayable by payroll deduction, with substantially level amortization (as that term is used in section 72(p)(2)(C) of the Code) and payments not less frequent than quarterly, over a specified period of time, as determined by the Committee. Each such loan made to any other Participant shall be repayable in a manner providing for substantially level amortization (as that term is used in section 72(p)(2)(C) of the Code) and payments not less frequent than quarterly, over a specified period of time, as determined by the Committee. Such period of time shall not exceed five years, unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as the principal residence of the Participant, in which case such period may not exceed fifteen years.

          (e) If, at the time benefits are to be distributed to a Participant or the Participant's Beneficiary under Article XI of the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance must become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's account before any such distribution of benefits is made. No loan shall be made hereunder after the time distributions to a Participant or Beneficiary under Article XI are to be paid or commence.

          (f) A note evidencing a loan to a Participant under this Article IX shall be an asset of the Trust which is allocated to the account of the Participant, and shall be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

          (g) Amounts necessary to provide a loan under this Article shall be obtained by the Trustee pro rata from each of the investment options in which the Participant's accounts are invested. Any repayment of a loan hereunder shall be reinvested in the investments funds in accordance with written rules or procedures prescribed by the Committee. The Committee shall communicate the rules and procedures which it formulates hereunder to each Participant who applies for a loan under the Plan.

          (h) Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Committee may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and any other factors that may adversely effect the ability to assure repayment through payroll deduction, where applicable, or such other manner as the Committee may require. The Committee may reduce or refuse a requested loan where it determines that timely repayment of the loan through payroll deduction is not assured.

          (i) In the case of a loan made hereunder to a Participant who is married at the time the loan is made, the Committee shall require the Participant's grant of a security interest in his or her accounts be accompanied by the written consent of the Participant's spouse to any set-off by the Plan with respect to such security interest. The Spouse's consent (together with the spouse's acknowledgment of the effect of the Participant's grant of the security interest) must be witnessed by a Plan representative or a notary public.

Article X. Vesting of Accounts.

     10.1 Immediate vesting of certain Accounts. A Participant will at all times be 100% vested in the balance of his or her Elective Contribution Account, Matching Contribution Account and, if applicable, his or her Prior Matching Contribution Account, After-Tax Contribution Account, Transfer Account, any accounts maintained for the Participant's benefit under Sections 13.3, and any accounts or sub-accounts established by the Committee under Section 6.1 other than the Participant's Participating Employer Contribution Account and A&T Transfer Account, if any, and any sub-accounts relating thereto.

     10.2 Deferred Vesting of Participating Employer Contribution Account and A&T Transfer Account.

          (a) Each Participant whose Employment Commencement Date is prior to January 1, 1998 and who is credited with one or more Hours of Service on or after that date shall have a vested interest in a percentage of his or her Participating Employer Contribution Account and A&T Transfer Account, if any, determined in accordance with the following schedule and based on the Participant's Years of Service for Vesting:

                 Years of Service                   Applicable
                   for Vesting                      Percentage

                 Less than 1                                0%
                 1, but fewer than 2                       20%
                 2, but fewer than 3                       40%
                 3 or more                                100%

          (b) Each Participant whose Employment Commencement Date is on or after January 1, 1998, shall have a vested interest in a percentage of his or her Participating Employer Contribution Account determined in accordance with the following schedule and based on the Participant's Years of Service for
     Vesting:

                 Years of Service                   Applicable
                  for Vesting                       Percentage

                 Less than 1                                0%
                 1, but fewer than 2                       20%
                 2, but fewer than 3                       40%
                 3, but fewer than 4                       60%
                 4, but fewer than 5                       80%
                 5 or more                                100%

          (c) Each Participant whose Employment Commencement Date is prior to January 1, 1998 but who is not credited with at least one Hour of Service on or after that date shall a vested interest in a percentage of his or her Participating Employer Contribution Account and A&T Transfer Account, if any, determined in accordance with the Plan as in effect prior to January 1, 1998.

     10.3 Special vesting rules. Notwithstanding any provision of the Plan to the contrary:

          (a) A participant will be fully vested in his or her Share of the Trust Fund upon the happening of any one of the following events:

               (1) The Participant's attainment of Normal Retirement Age while an Employee.

               (2)  The Participant's death while an Employee.

               (3) The termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

               (4) The Participant's separation from service due to his or her Total and Permanent Disability.

          (b) Any person who was a Participant in the Prior Plan on May 15, 1987, shall be fully vested in the balance of all his or her accounts as of that date, but shall have a nonforfeitable interest in subsequent allocations, if any, in accordance with Sections 10.1, 10.2 and 10.3.

          (c) Any person who is a Participant on the date immediately preceding a Change of Control shall be fully vested in the balance of all his or her accounts as of that date, but shall have a nonforfeitable interest in subsequent allocations, if any, in accordance with Sections 10.1, 10.2 and 10.3.

     10.4 Changes in vesting schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage (of if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

          (a) the date on which such amendment is adopted;

          (b) the date on which such amendment becomes effective; and

          (c) the date on which the Participant is issued written notice of such amendment by the Committee.

     10.5 Forfeitures. If a Participant separates from the service of the Employer at a time when he or she has a less than 100 percent (100%) nonforfeitable interest in his or her Participating Employer Contribution Account or A&T Transfer Account, if any, the forfeitable portions of such Accounts will immediately be treated as forfeited. Notwithstanding the foregoing, if at any time prior to incurring five consecutive Breaks in Service the Participant is reemployed by the Employer, any amount so forfeited will be recredited to the Participant's Participating Employer Contribution Account and A&T Transfer Account, as applicable, subject to the following special rules:

          (a) Amounts required to be recredited to a Participant's Accounts pursuant to this Section will be taken first from amounts forfeited by other Participants which have not yet been applied in accordance with
     Section 6.3.

          (b) A reemployed Participant's nonforfeitable interest in any amounts recredited to his or her Accounts pursuant to this Section will be determined under Section 10.2, taking into account the Participant's Years of Service for Vesting accumulated before the separation from service which caused the forfeiture.

All forfeitures arising under this Section 10.5, to the extent not applied to the recrediting of Accounts of reemployed Participants as described above, will be applied in accordance with Section 6.3.

     10.6 Separate Account If a distribution has been made to a Participant at a time when he or she has a nonforfeitable right to less than one hundred (100%) percent of his or her Share of the Trust Fund, the vesting schedule in Section
10.2 will thereafter apply only to his or her Accounts attributable to contributions allocated after such distribution. The balance in his or her Accounts which were not 100% vested at the time of such distribution shall, immediately after such distribution, be transferred to separate accounts which will be maintained for the purpose of determining his or her interest therein at any later time. At any relevant time, his or her nonforfeitable interest in the portion of his or her Share of the Trust Fund held in each such separate account will be equal to P(AB+D)-D, where P is the nonforfeitable percentage of his or her Account at the relevant time determined under Section 10.2; AB is the account balance of the separate account at the relevant time; and D is the amount of the distribution. However, if any portion of such separate account is forfeited under Section 10.5, the Participant's interest in the remaining balance, if any, in such separate account will thereafter be fully vested and nonforfeitable.

Article XI. Distribution of Benefits.

     11.1 Method of making distributions. Distributions to a Participant or Beneficiary from the Trust will normally be made in a single lump sum payment. However, a Participant who separates from service by reason of Retirement may irrevocably elect, by notice given to the Committee in accordance with such rules and procedures as the Committee may establish for this purpose, to receive his or her entire Share of the Trust Fund in ten (10) annual installments, the amount of each such installment to be determined by dividing the former Participant's remaining Share of the Trust Fund by the number of years over which payments remain to be made. If a Participant elects installment payments in accordance with this Section, all costs, including recordkeeping costs, associated with maintaining the Participant's remaining Share of the Trust Fund will be charged, for the installment payment period, against the Participant's account.

     All amounts distributed from the Trust Fund shall be paid in cash, except that, at the election of the Participant or Beneficiary, distributions from the Company Stock Fund shall be paid in cash or in whole shares of Stock, with the value of any fractional share paid in cash. For purposes of the preceding sentence, the value of shares of Stock shall be the market value on the Valuation Date coinciding with or next preceding the date of distribution.

     11.2 Direct rollovers. To the extent a distribution pursuant to Article XI or Section 8.1 constitutes an "eligible rollover distributions" as described in Code section 402(c)(4), a Participant, a Beneficiary who is the Participant's surviving spouse, or an alternate payee of a Participant under a Qualified Domestic Relations Order described in Section 13.7 may elect, at the time and in the manner prescribed by the Committee, to have any portion of the eligible rollover distribution paid directly to an eligible retirement plan. For this purpose, an "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified plan described in Code Section 401(a), or an annuity plan described in Code Section 403(a). However, in the case of a distribution under this Section 11.2 to a Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

     The Committee shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequences if not making the election. Such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. However, a distribution may commence before the expiration of the 30-day period, at the election of the distributee, provided the distributee is provided information clearly indicating his or her right to such 30-day period.

     11.3 Time of distributions. Distribution with respect to a Participant's separation from service will commence as soon as practicable after the Participant's separation from service.

In the case of a Participant whose vested portion of his or her Share of the Trust Fundis valued in excess of $5,000 and who has not yet attained age 65, distribution may not be made under this Section unless:

          (a) between the 30th and 90th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until age 65; and

          (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Committee;

Notwithstanding the foregoing, a distribution may commence less than 30 days after the notification under paragraph (ii)(a) above is given, provided that the Committee informs the Participant that he or she has a right to a period of at least 30 days after receiving the notice to consider any distribution election and the Participant may rescind any election to receive a distribution for a period of at least seven days after the date the individual receives such notice. For purposes of (i) above, the vested portion of a Participant's accounts will be considered to be valued in excess of $5,000 if the value of such portion exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.

     The failure of a Participant to consent to an immediate distribution under paragraph (b) above shall be deemed to be an election to defer commencement of the payment of benefits as provided under Section 11.4. An individual who elects deferral of a benefit under this Section 11.3 may at any time subsequent to such election request a distribution of the benefit deferred. The Committee may prescribe such rules as it deems necessary pertaining to the form of such a request or to any information or signatures required with respect thereto.

     Distribution under this Section will be made in any case not later than the earliest to occur of the following: (1) the latest date for payment prescribed by Section 11.4, (2) as soon as reasonably practicable after the Committee is notified of the Participant's death, or (3) as soon as reasonably practicable after the Committee receives from the Participant and records a written consent to distribution.

     11.4 Latest payment of benefits.

          (a) In no event will any payment of benefits to a Participant under the Plan commence later than the earliest of the dates described in (1),
     (2) and (3), where:

               (1) is, unless otherwise elected by the Participant, the 60th day after the close of the Plan Year in which occurs the latest of the date on which the Participant attains age 65, the tenth anniversary of the year in which the

          Participant commenced participation in the Plan, and the date on which the Participant ceases to be an Employee,

               (2) is, for a Participant who is not a 5% owner, April 1 following the calendar year during which the Participant retires or attains age 70 1/2, whichever is later, and

               (3) is, for a Participant who is a 5% owner, April 1 following the calendar year in which the Participant attains age 70 1/2.

          (b) Notwithstanding paragraph (a)(2), with respect to any Participant who is not a 5% owner and who attains age 70 1/2 on or after January 1, 1996, and on or before December 31, 1998, the payment of the Participant's Share of the Trust Fund shall commence no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 (or such later date as may be permitted under guidance from the Internal Revenue Service), unless such Participant elects to delay such payment until he or she retires. In addition, any Participant who is not a 5% owner and who attained age 70 1/2 before January 1, 1996 may elect, in accordance with rules and procedures established by the Committee, to stop receiving payments pursuant to paragraph (a)(2) until such Participant retires.

          (c) If a Participant remains an Employee after the beginning of the year in which benefits are to commence under (a)(3) above or (b), the Participant's Share of the Trust Fund shall be distributed on or before the following April 1, and any additional amounts credited to the Participant's Accounts shall be distributed on or before each subsequent December 31.

          (d) Notwithstanding any other provision of the Plan to the contrary, all benefit distributions under the Plan shall be made in a manner consistent with Section 401(a)(9) of the Code and regulations thereunder, including Prop. Reg. Section 1.401(a)(9)-2.

     11.5 Distributions after a participant's death. If a Participant dies before the complete distribution of his or her Accounts, the Participant's Beneficiary will receive the vested portion of the Participant's Accounts in cash in a single sum as soon as practicable following the Participant's death (but in no event later than December 31 of the calendar year following the year of the Participant's death). The value of such Accounts shall be determined as of the Valuation Date coinciding with or immediately following receipt from the Beneficiary and recording by the Committee of a certified copy of the death certificate for the Participant and the final distribution form to be provided by the Committee.

     11.6 Notice to Trustee. The Committee will notify the Trustee whenever any Participant or Beneficiary is entitled to receive a distribution under the Plan. In giving such notice, the Committee will specify the name and last known address of the person receiving such distribution. Upon receipt of such notice from the Committee, the Trustee will, as soon as is reasonably practicable, distribute such amount.

     11.7 Designation of Beneficiary.

          (a) Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Committee. A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

               (1) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) or a written form approved by the Committee and witnessed by a notary public or a duly authorized Plan representative; or

               (2) it is established to the satisfaction of the Committee that spousal consent may not be obtained because there is no spouse, because the spouse has died, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

               (3) the spouse had earlier executed a general consent form permitting the Participant (A) to select from among certain specified Beneficiaries without any requirement of further consent by the spouse (and the participant designates a Beneficiary from the specified list), or (B) to change his or her beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Committee, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

     Notwithstanding the foregoing, the Committee may, in its discretion, determine whether a Beneficiary designation is effective, and shall reject as ineffective any designation first received by or presented to the Committee after the death of the Participant. In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

          (b) A Participant who has designated a Beneficiary in accordance with this Section 11.7 may change such designation at any time by giving written notice to the Committee, subject to the conditions of this Section 11.7 and such additional conditions and requirements as the Committee may prescribe in accordance with applicable law.

          (c) If a Participant dies without a surviving Beneficiary, the full amount payable upon his or her death will be paid to his or her surviving spouse or, if none, to his or her issue per stirpes. If any of such issue is a minor, the Trustees may deposit his or her share in a savings account to his or her credit in a savings bank or other financial institution for the benefit of such issue. If there is no surviving spouse or issue, then the amount may be paid to the Participant's executor or administrator or applied to the payment of his or her debts and funeral expenses, all as the Committee shall determine.

Article XII. Amendment and Termination.

     12.1 Amendment. The Company reserves the power at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable by written instrument, executed by an officer of the Company, providing for such amendment. Any such instrument will be effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder. This power to amend shall be exercised by vote of the Board of Directors, pursuant to the rules established in the Company's By-Laws. However, notwithstanding this provision of power, the Company will not have the power:

          (a) to amend the Plan and Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary, unless such amendment is permitted by law, governmental regulations or ruling;

          (b) to amend the Plan or Trust retroactively in such a manner as would eliminate or reduce any benefit attributable to service before the amendment to the extent such elimination or reduction would be prohibited under Section 411(d)(6) of the Code; or

          (c) to amend the Plan or Trust in such manner as would increase the duties or liabilities of the Trustee or affect its fee for services hereunder, unless the Trustee consents thereto in writing.

     12.2 Binding Effect on other Participating Employers. Any amendment or termination of the Plan by the Company under Section 12.1 shall bind all of the other Participating Employers without the requirement for action or consent on the part of any such Participating Employer. In addition, no participating Employer other than the Company shall have any power to amend, modify, suspend or terminate the Plan as to its own or any other Participating Employer's participation therein, and all such power is exclusively vested in the Company. In addition, the Plan shall be treated as if it were maintained by a single employer, and the withdrawal from participation in the Plan of one or more Participating Employers shall not be deemed to be a termination or partial termination of the Plan with respect to the Participants employed by such participating Employer or Employers unless required to be treated as such by applicable laws or regulations.

     12.3 Termination or partial termination. The Company has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Company will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability whatsoever for any such discontinuance or termination. The Plan will be deemed terminated (a) if and when the Company is judicially declared bankrupt, (b) if and when the Company is a party to a merger in which it is not the surviving corporation or sells all or substantially all of its assets, unless the surviving corporation or the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the merger or sale, or (c) upon dissolution of the Company.

     12.4 Distributions upon termination of the Plan. Upon termination of the Plan or complete discontinuance of contributions thereunder, each affected Participant (including a terminated Participant in respect of amounts not previously forfeited by him or her) will have a fully vested and nonforfeitable interest in his or her Share of the Trust Fund, and the Trustee will make prompt distribution to each Participant or other person entitled to distribution of an amount equal to his or her Share of the Trust Fund, in a lump sum payment, subject to Treasury regulation section 1.411(a)-11(e). However, if a successor plan is maintained or established within the meaning of Treasury regulation section 1.401(k)-1(d)(3), distributions shall be made to Participants and their Beneficiaries only in accordance with Article XI. Upon the completion of distributions to all Participants and Beneficiaries, the Trust will terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

     Notwithstanding the foregoing, if the Plan and Trust (or any portion thereof) are terminated in connection with the merger into, or transfer to, another plan and trust, distributions shall not be made upon termination but shall be governed by the successor or transferee plan and trust.

     12.5 Merger or consolidation of Plan; transfer of Plan assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

     12.6 Successor employers. In the event of the dissolution, merger, consolidation or reorganization of a Participating Employer or all Participating Employers, provision may be made by which the Plan and the Trust will be continued by or under the sponsorship of the successor employer; and in that event, such successor shall be substituted for the Participating Employer or Employers under this Plan. This substitution of the successor shall constitute an assumption of the applicable Plan liabilities by the successor, and the successor shall have all of the powers (if any), duties and responsibilities of the replaced Participating Employer or Employers under the Plan.

     12.7 Participating Employer ceasing to be affiliated. In the event a Participating Employer (other than the Company) ceases to be a subsidiary or other affiliate of the Company as a result of a merger, reorganization, or sale or other transfer of stock, the following provisions shall apply:

          (a) Such Participating Employer shall thereupon cease to be a participating Employer under the Plan.

          (b) The Plan shall not terminate with respect to the Participants employed by such former Participating Employer solely because it ceased to be a Participating Employer.

          (c) The Company may agree with such former Participating Employer (or with an organization acquiring the former Participating Employer) that the assets of the Trust properly allocable to Participants employed by the former Participating Employer be transferred to another plan maintained by the former Participating Employer (or by such other organization), provided that the requirements of Section 12.5 are satisfied and such other plan assumes all liabilities of the Plan with respect to such Participants. The Committee shall direct the Trustee to carry out such transfer in accordance with the terms of such agreement.

Article XIII. Miscellaneous.

     13.1 Voting of Stock. Before each annual or special meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant having an interest in the Company Stock Fund a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the number of shares of Stock or Class B Stock representing the Participant's interest in the Company Stock Fund. Upon receipt of such instructions, the Trustee shall vote the shares of Stock or Class B Stock as instructed. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. At the direction of the Committee, the Trustee shall vote, in person or by proxy at its discretion, shares of the Stock held in the Trust for which voting instructions shall not have been received.

     13.2 Tender or Exchange Offers. The provisions of this Section shall apply in the event a tender offer (hereinafter, a "tender offer") for Stock is commenced by a person or persons.

          (a) Certain Tender Offers Not Approved by Continuing Directors. In the event a tender offer not approved by the continuing directors (as hereinafter defined) for Stock (including, for purposes of this Section 13.2, Class B Stock) is commenced by a person or persons other than (i) the Company, (ii) an Affiliated Company (determined as of the date immediately preceding the commencement of the tender offer), (iii) the Plan, or (iv) any other employee benefit plan maintained by an Affiliated Company (determined as of the date immediately preceding the commencement of the tender offer), the Company and the Trustee, promptly after receiving notice of the commencement of any such tender offer, shall transfer the recordkeeping functions and responsibilities under the Plan hereinafter described to an independent recordkeeper. The independent recordkeeper in turn shall confidentially solicit from each Participant and Beneficiary to whose accounts units representing an interest in shares of Stock are allocated, instructions as to whether shares are to be tendered or held. Each Participant and Beneficiary shall be given the right of instruction as to that number of shares of Stock which bears the same relationship to the total number of shares of Stock for which unit interests are allocated to individual accounts under the Plan, as the number of units allocated to such Participant's or Beneficiary's accounts bears to the total number of units allocated to individual accounts under the Plan. On the basis of these instructions, the recordkeeper shall determine a fraction, the numerator of which is the total number of shares of Stock for which it has received instructions to tender and the denominator of which is the total number of shares of Stock as to which unit interests are allocated under the Plan to the individual accounts of Participants and Beneficiaries. The recordkeeper shall then multiply this fraction by the total number of shares of Stock held in the Trust and shall instruct the Trustee to tender, and the Trustee shall tender from among the shares of stock held in the Trust, that number of shares of stock which equals the resulting product. The Trustee shall not tender shares of Stock in excess of the number so authorized to be tendered.

          Following any tender offer described in the preceding paragraph that has resulted in the sale or exchange of any shares of Stock held in the Trust, the recordkeeper shall continue to maintain on a confidential basis the accounts of Participants and Beneficiaries to whose accounts units representing an interest in shares of Stock were allocated at any time during such offer, until complete distribution of such accounts. In the event that there is no sale or exchange of any shares of Stock held in the Trust pursuant to the tender offer, the recordkeeper shall transfer back to the Trustee and the Company the recordkeeping functions, provided, however, it shall keep confidential any instructions which it may have received from Participants and Beneficiaries relating to the tender offer.

          (b) Other Tender Offers. In the event of a tender offer not covered by subsection (a) above, the Trustee shall solicit from each Participant and Beneficiary to whose accounts units representing interests in shares of Stock are allocated, instructions as to whether shares are to be tendered or held. Each Participant and Beneficiary shall be given the right of instruction as to that number of shares of Stock which bears the same relationship to the total number of shares of Stock for which unit interests are allocated to individual accounts under the Plan, as the number of units allocated to such Participant's or Beneficiary's accounts bears to the total number of units allocated to individual accounts under the Plan. On the basis of these instructions, the Trustee shall determine a fraction, the numerator of which is the total number of shares of Stock for which it has received instructions to tender and the denominator of which is the total number of shares of Stock as to which unit interests are allocated under the Plan to the individual accounts of Participants and Beneficiaries. The Trustee shall then multiply this fraction by the total number of shares of Stock held in the Trust and shall tender, from among the shares of Stock held in the Trust, that number of shares of Stock which equal the resulting product. The Trustee shall not tender shares of Stock in excess of the number so authorized to be tendered.

          (c) Other. For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Committee or the independent recordkeeper, as the case may be, shall treat as having been sold or exchanged first those shares of Stock as to which, immediately prior to the sale or exchange, unit interests were allocated to individual accounts. Any proceeds remaining after application of the preceding sentences shall be treated as proceeds from the sale or exchange of unallocated shares. Any adjustments to individual accounts pursuant to the provisions of the Plan shall be made by the Committee or the independent recordkeeper, as the case may be, on information supplied by the Company, the Committee or the Trustee.

          (d) Definition of "Continuing Director". For purposes of this Section, a "continuing director" is any director of the Company (i) who has continuously been a director of the Company since April 29, 1988 or (ii) who is a successor of a continuing director as defined in (i) if such successor (and any intervening successor) shall have been recommended or elected to succeed a continuing director by a majority of the then continuing directors.

     13.3 Special account for rollovers, etc. An individual who becomes an Employee of a Participating Employer and who immediately prior thereto had an interest in a pension or profit-sharing plan (the "other plan") qualified under section 401(a) of the Code which was maintained by an employer other than a Participating Employer, may make a rollover contribution to the Plan of an amount in cash equal to the value of all or a portion of such individual's vested interest in the other plan upon demonstration to the Committee that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code. In no event shall any such rollover contribution be permitted if, in the opinion of the Committee, such transfer would adversely affect the qualification of the Plan under the Code. The amount so rolled over to the Trust will be invested by the Trustee, pursuant to such individual's directions as transmitted to the Trustee by the Committee, in the same manner as Elective Contributions under Article VII. The individual making a rollover hereunder will not become a Participant until he or she has satisfied the eligibility requirements of Article IV, but a special account will be maintained for the individual, and the balance thereof will be adjusted from time to time, as if he or she were a Participant. In addition, such individual will be treated as a Participant, with respect to his or her interest in such account, for purposes of Articles VI, VIII, IX, X and XI of the Plan. Such individual will have a fully vested and nonforfeitable interest in the balance of such special account.

     13.4 Certain Non-U.S. Employees. In the event any amount is held under the Trust for the benefit of an Employee who transfers employment outside the U.S. (whether or not to an Affiliated Company), and such amount includes a portion attributable to benefits previously earned by the Employee in non-U.S. employment (the "Transferable Portion"), the Committee shall take such steps as are necessary to cause the Transferable Portion to be transferred as soon as practicable to such successor plan as the employee shall designate, or if no such plan is designated, then to the Employee; provided, that in no circumstances shall such transfer be effected if it would cause the Plan to fail to satisfy the provisions of section 401(a) or 401(k) of the Code.

     13.5 Limitation of rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer, the Committee or the Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     13.6 Nonalienability of benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

     The provisions of the preceding paragraph shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. Notwithstanding the foregoing, if such order is a Qualified Domestic Relations Order, the provisions of the preceding paragraph shall not apply.

     13.7 Payment under Qualified Domestic Relations Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order. The Committee shall establish procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such Orders.

     13.8 Information between Committee and Trustee. The Committee will furnish to the Trustee, and the Trustee will furnish to the Committee, such information relating to the Plan and Trust as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Labor Department thereunder.

     13.9 Governing Law. The Plan will be construed, administered and enforced according to the laws of the State of Rhode Island to the extent such laws are not inconsistent with, or preempted by, ERISA or other Federal laws.

     13.10 Reclassification of Employees. In the event of any reclassification of Employees by the Employer which results in an Employee's change from management to hourly employment status, the Employer may transfer funds and liabilities held for the benefit of such Employee who is a Participant in the Plan from the Trust, subject to Section 12.5, directly to the trustee of the trust forming part of The Brown & Sharpe Savings and Retirement Plan, in accordance with the provisions of the Plan and such rules as the administrator of suchother plan may establish. Each Participant for whom such funds and liabilities are transferred will cease to be a Participant in the Plan in accordance with Section 4.2, and such funds and liabilities will cease to be assets of the Trust as of the date they are received by the trustee of such trust.

     In the event of a reclassification which results in an Employee's change from hourly to management employment status, the Employer may transfer funds and liabilities held for the benefit of such Employee who is a participant in The Brown & Sharpe Savings and Retirement Plan from the trust forming part of such plan directly to the Trustee, in accordance with the provisions of such plan and such rules as the Trustee may establish. Each participant for whom such funds and liabilities are transferred will become a Participant in the Plan for all purposes as of the date of the reclassification, and such funds and liabilities will become assets of the Trust as of the date they are received by the Trustee.

     13.11 Amounts transferred from other plans. From time to time the Company may determine to merge or consolidate another tax-qualified plan with, or transfer all or a portion of the assets and liabilities of another tax-qualified plan to, the Plan, whether in connection with an acquisition by the Company or otherwise. Such merger, consolidation or transfer of amounts from another plan to the Plan may occur only if the Committee determines that the requirements of Code section 414(l) will be satisfied with respect to the affected participants of the other plan and that such merger, consolidation or transfer will not jeopardize the Plan's tax qualification under section 401(a) of the Code.

     In connection with any such merger, consolidation or transfer, an individual whose benefits are transferred to the Plan will not become a Participant until he or she has satisfied the eligibility requirements of
Article IV, but shall be treated as a Participant (with respect to such transferred benefit) for purposes of Articles VI, VIII, IX, X and XI. To the extent necessary to satisfy the requirements of Code section 411(d)(6), or as otherwise determined by the Committee, forms of benefit distributions with respect to transferred amounts shall be preserved hereunder. The Committee may provide for the separate accounting of benefits transferred pursuant to this Section to the extent it deems such separate accounting necessary or appropriate to carry out the provisions of this Section.

     13.12 Veterans' Re-Employment and Benefits Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u). In addition, loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

Article XIV. Special Top Heavy Rules.

     14.1 Special contribution for top heavy plan years. Notwithstanding anything contained in the Plan to the contrary, if for any top heavy plan year the Participating Employer Contribution made for the benefit of any Participant who is not a key employee for that year is less than three percent of such Participant's Salary, a special contribution shall be made hereunder so that the sum of the special contribution and Participating Employer Contribution equals three percent of the Participant's Salary; provided, however, that if for such top heavy plan year the sum of the Elective, Matching and Participating Employer Contributions made for the benefit of each key employee, expressed as a percentage of his or her Salary, is less than three percent, the minimum contribution required under this Section 14.1 for the benefit of each Participant who is not a key employee will be limited to an amount which, when added to the Participating Employer Contributions made for the benefit of such Participant, constitutes a percentage of such Participant's Salary not less than the highest percentage obtained by dividing, for each key employee, the sum of the Elective, Matching and Participating Employer Contributions made for the benefit of such key employee by his or her Salary. In applying the preceding sentence, there shall be aggregated with contributions made for a Participant's benefit under the Plan all Employer contributions (other than elective contributions, in the case of a Participant who is not a key employee) for the benefit (and forfeitures allocated to the account) of the Participant under all qualified defined contribution plans (if any) required to be aggregated with the Plan pursuant to the first sentence of Section 14.3(b)(iii), subject to the special rule of Code section 416(c)(2)(B)(ii)(II).


     Notwithstanding the foregoing, no amount shall be required to be contributed pursuant to this Section in respect of any Participant for any year if, by reason of amounts contributed or benefits accrued with respect to such Participant of such year under one or more other plans maintained by the Employer, a contribution in respect of such Participant for such year under this Section would result in the duplication of minimum benefits or contributions, as determined under section 416(f) of the Code and the regulations thereunder.

     Any additional contribution made for the benefit of any Participant under this Section shall be credited to his or her Participating Employer Contribution Account as soon as practicable after the close of the Plan Year for which the contribution is made.

14.2 Adjustment to limitations. For any Plan Year which is a top heavy plan year, the adjustment described in Section 416(h) of the Code will apply for purposes of determining a Participant's "defined benefit plan fraction" (as determined under Section 415(e)(2) of the Code and the regulations promulgated thereunder) and "defined contribution plan fraction" (as determined under
Section 415(e)(3) of the Code and the regulations promulgated thereunder, including, if elected, the special transition rule of Section 415(e)(7) of the
Code) unless (a) the Plan and each qualified plan with which the Plan is required to be aggregated pursuant to the first sentence of Section 14.3(b)(iii) satisfies the requirements of Section 416(h)(2)(A) of the

Code, and (b) such Plan year would not be a top heavy plan year if "ninety percent" were substituted for "sixty percent" in the first paragraph of Section 14.3(b).

     14.3 Definitions. As used in this Article, the following words shall have the following meaning:

          (a) "Key employee" means any Employee or Beneficiary who is a "key employee" within the meaning of section 416(i) of the Code and the regulations promulgated thereunder. For purposes of determining who is a key employee, the compensation taken into account shall be the individual's Salary. Any Employee (and any Beneficiary of an Employee) who is not a key employee shall be a non-key employee.

          (b) "Top heavy plan year" means a Plan Year commencing on or after January 1, 1984 if the sum of the account balances of all key employees under the Plan and under each other qualified defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan plus the sum of the present value of the total accrued benefits of all key employees under each qualified defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan exceeds 60 percent of the sum of such amounts for all Employees, former Employees and Beneficiaries (other than former key employees) under such plans.

     The following rules shall apply for purposes of the foregoing determination:

               (i) all determinations hereunder will be computed in accordance with section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

               (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date of the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for computing plan costs for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury regulations.

               (iii) There shall be aggregated with this Plan (1) any other plan of an Employer under which at least one key employee participates and which is able to satisfy the requirements of sections 401(a)(4) or 410 of the Code by reason, at least in part, of the existence of this Plan, and (2) if at least one key employee is a Participant hereunder, any other plan of an Employer (A) in which a key employee participates or (B) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) or 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Committee, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

     IN WITNESS WHEREOF, Brown & Sharpe Manufacturing Company has caused this instrument to be signed by its duly authorized officer this 23rd day of December, 1998.

                                        BROWN & SHARPE MANUFACTURING
                                        COMPANY

                                        By /s/ AC Genor
                                          --------------------------

                                    Exhibit A

                                Change in Control

A "Change in Control" shall be deemed to have occurred if:

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than (i) the Company; (ii) any subsidiary of the Company; (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (b) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exception given and the method of determining `beneficial ownership' used in clause (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b), or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets

                                   Exhibit B

     The following Affiliated Companies participate in The Brown & Sharpe Savings and Retirement Plan for Management Employees (in addition to the Company):

         Borel & Dunner, Inc.

         Brown & Sharpe Aftermarket Services, Inc.


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